As filed with the Securities and Exchange Commission on July 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-1083654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Germay Drive, Unit 4 #1029

Wilmington, DE 19804

011-44-161-721-1514

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barbra C. Keck

Chief Financial Officer

3 Germay Drive, Unit 4 #1029

Wilmington, DE 19804

011-44-161-721-1514

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis Lombardo, Esq.

Meister Seelig & Schuster PLLC

125 Park Avenue, 7th Floor

New York, New York 10017

Tel: (212) 655-3500

Fax: (212) 655-3535

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by SmartKem, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), under the Company’s 2021 Equity Incentive Plan and the UK Tax-Advantaged Sub-Plan (the “2021 Plan”).

The number of shares of Common Stock available for issuance under the 2021 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2022 and ending on (and including) January 1, 2031 in an amount equal to the least of: 1) four percent (4%) of the outstanding shares of the Company’s common stock on the last day of the immediately preceding fiscal year; or 2) such number of shares of the Company’s common stock as the administrator of the 2021 Plan may determine (the “Evergreen Provision”).

In addition, at the Company’s annual meeting of stockholders held on June 23, 2026, the stockholders of the Company approved an amendment to the 2021 Plan to increase the number of shares of Common Stock authorized for issuance thereunder to 2,144,622 shares (the “Amendment”).

This Registration Statement registers an aggregate of 1,365,930 additional shares of Common Stock available for issuance under the 2021 Plan, as a result of the Evergreen Provision and the Amendment.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 65,000 shares of Common Stock registered for issuance under the 2021 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-254904) filed on March 31, 2021, the 29,205 shares of Common Stock (after giving effect to the Reverse Split) registered for issuance under the 2021 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-264184) filed on April 7, 2022 and the 30,840 shares of Common Stock (after giving effect to the Reverse Split) registered for issuance under the 2021 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-269557) filed on February 3, 2023, and the 653,647 shares of Common Stock registered for issuance under the 2021 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-278631) filed on April 11, 2024 (collectively, the “Prior Registration Statements”). The information contained in the Prior Registration Statements is hereby incorporated by reference pursuant to General Instruction E. Any items in any of the Prior Registration Statements not expressly changed hereby shall be as set forth in the Prior Registration Statements.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	our Current Reports on Form 8-K filed with the Commission on January 6, 2026, January 15, 2026, January 30, 2026, February 6, 2026, February 13, 2026, March 11, 2026, March 19, 2026, March 26, 2026, March 31, 2026, April 17, 2026, April 22, 2026, April 23, 2026, April 29, 2026, June 12, 2026, and June 26, 2026, and June 26, 2026 (other than any portions thereof deemed furnished and not filed);

•	Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 8, 2026; and

•	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 30, 2024 as updated by the Description of Securities set forth on Exhibit 4.4 to our Annual Report on Form 10-K filed with the Commission on March 31, 2025, including any amendments or reports filed for the purpose of updating such description..

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8.	Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Meister Seelig & Schuster PLLC*

23.1	Consent of Marcum LLP, independent registered public accounting firm (Marcum LLP, New York, USA, PCAOB ID # 688)*

23.2	Consent of CBIZ CPAs P.C., independent registered public accounting firm (CBIZ CPAs P.C., New York, USA. PCAOB ID #199)*

23.3	Consent of Meister Seelig & Schuster PLLC (filed as part of Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page to this registration statement on Form S-8)*

99.1	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

99.2	U.K. Tax Advantaged Sub-Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

99.3	Amendment to 2021 Equity Incentive Plan*

107	Filing Fee Table*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in in the City of Manchester, Great Britain, the United Kingdom on July 2, 2026.

SmartKem, Inc.

By:	/s/ Ian Jenks
Ian Jenks
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of SmartKem, Inc., a Delaware corporation, do hereby constitute and appoint each of Ian Jenks and Barbra C. Keck as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Ian Jenks	Chief Executive Officer and Director
Ian Jenks	(Principal Executive Officer)	July 2, 2026

/s/ Barbra C. Keck	Chief Financial Officer
Barbra C. Keck	(Principal Financial and Accounting Officer)	July 2, 2026

/s/ Klaas de Boer
Klaas de Boer	Director	July 2, 2026

/s/ Steven DenBaars
Steven DenBaars	Director	July 2, 2026

/s/ Sri Peruvemba
Sri Peruvemba	Director	July 2, 2026

/s/ Melisa Denis
Melisa Denis	Director	July 2, 2026